EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2017-C40 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the iStar Leased Fee Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the iStar Leased Fee Portfolio Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the iStar Leased Fee Portfolio Mortgage Loan prior to December 14, 2022, BellOak, LLC, as Operating Advisor for the iStar Leased Fee Portfolio Mortgage Loan on and after December 14, 2022, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the iStar Leased Fee Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Magnolia Hotel Denver Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Magnolia Hotel Denver Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Magnolia Hotel Denver Mortgage Loan prior to December 14, 2022, BellOak, LLC, as Operating Advisor for the Magnolia Hotel Denver Mortgage Loan on and after December 14, 2022, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Magnolia Hotel Denver Mortgage Loan. KeyBank National Association, as Primary Servicer for the Del Amo Fashion Center Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer for the Del Amo Fashion Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Del Amo Fashion Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Del Amo Fashion Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Del Amo Fashion Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 225 & 233 Park Avenue South Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 225 & 233 Park Avenue South Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 225 & 233 Park Avenue South Mortgage Loan prior to December 14, 2022, BellOak, LLC, as Operating Advisor for the 225 & 233 Park Avenue South Mortgage Loan on and after December 14, 2022, CoreLogic Solutions, LLC, as Servicing Function Participant for the 225 & 233 Park Avenue South Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 225 & 233 Park Avenue South Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Mall of Louisiana Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Mall of Louisiana Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Mall of Louisiana Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Mall of Louisiana Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Mall of Louisiana Mortgage Loan, KeyBank National Association, as Special Servicer for the Pleasant Prairie Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Pleasant Prairie Premium Outlets Mortgage Loan, Citibank, N.A., as Custodian for the Pleasant Prairie Premium Outlets Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Pleasant Prairie Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Pleasant Prairie Premium Outlets Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Atrisco Plaza Shopping Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Atrisco Plaza Shopping Center Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Atrisco Plaza Shopping Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Atrisco Plaza Shopping Center Mortgage Loan.

Dated: March 9, 2023

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)